                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

     DATE OF REPORT (Date of earliest event reported):  December 21, 1999



                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
            (Exact name of registrant as specified in its charter)



            Commission File Number:  1934 Act File Number:  0-25968



                   Delaware                              54-1681657
       (State of other jurisdiction of               (I.R.S. Employer
        incorporation or organization)              Identification No.)

              2345 Crystal Drive                           22202
               Crystal City, VA                          (Zip Code)
            (Address of principal
              executive offices)



      Registrant's telephone number including area code:   (703) 920-8500

Item 2.  Property Acquisitions
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   On January 13, 2000, Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, closed on its previously announced acquisition of Ocean View at Sunset Pointe ("Hollywood"), a five-building, 1,470 unit property located in Southeast Florida. The capitalized cost of approximately $102 million was funded with proceeds of $8 million from the sale of one multifamily asset, with the balance being drawn on the Company's line of credit.

                                  SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 24th day of Janaury 2000.


                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.

                                By: Charles E. Smith Residential Realty, Inc., its General Partner

                                By:   /s/  W.D. Minami
                                      ----------------------------------
                                      W.D. Minami
                                      Senior Vice President and Chief Financial
                                      Officer of Charles E. Smith Residential
                                      Realty, Inc. (on behalf of the Registrant
                                      and as Principal Financial Officer)



                                      /s/  Steven E. Gulley
                                      ----------------------------------
                                      Steven E. Gulley
                                      Chief Accounting Officer of Charles E.
                                      Smith Residential Realty, Inc.